Exhibit 21


                         SUBSIDIARIES OF CIPSCO AND CIPS




                                               State or Jurisdiction
 Name                                            of Incorporation
 ____                                          _____________________

 CIPSCO Incorporated                                 Illinois
      Central Illinois Public Service Company        Illinois
          Illinois Steam Inc.                        Illinois
          CIPS Energy Inc.                           Illinois
          Electric Energy, Inc.*                     Illinois
      CIPSCO Investment Company                      Illinois
          CIPSCO Securities Company                  Illinois
          CIPSCO Leasing Company                     Illinois
              CLC Aircraft Leasing Company           Illinois
              CLC Leasing Company A                  Illinois
              CLC Leasing Company B                  Illinois
              CLC Leasing Company C                  Illinois
          CIPSCO Energy Company                      Illinois
              CEC-PGE-G Co.                          Illinois
              CEC-PGE-L Co.                          Illinois
              CEC-APL-G Co.                          Illinois
              CEC-APL-L Co.                          Illinois
              CEC-PSPL-G Co.                         Illinois
              CEC-PSPL-L Co.                         Illinois
              CEC-MPS-G Co.                          Illinois
              CEC-MPS-L Co.                          Illinois
              CEC-ACE-G Co.                          Illinois
              CEC-ACE-L Co.                          Illinois
          CIPSCO Venture Company                     Illinois


      * Central Illinois Public Service Company owns 20% of the common stock of EEI.










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